Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. s-k


                              DELOITTE & TOUCHE LLP


INDEPENDENT AUDITOR'S CONSENT

To the Board of Trustees and Shareholders of FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC.:

      We consent to the use in Post-Effective Amendment No. 18 to Registration Statement (No. 33-11410) of Federated Municipal Opportunities Fund, Inc. of our report dated October 13, 1997, incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
October 28, 1997